EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Incorporation
Identity Systems Australia Holding Pty Ltd.	Australia
Identity Systems Pty Ltd.	Australia
Informatica Australia PTY Limited	Australia
Informatica Belgie N.V.	Belgium
Informatica International do Brazil Ltd.	Brazil
IS Informatica Software Ltda.	Brazil
Striva Technology Inc.	California, USA
Delos Technology Canada Inc.	Canada
Informatica Software Ltd.	Canada
Informatica Cayman Ltd.	Cayman Islands
Informatica (Beijing) Information Technology Company Ltd	China
Agent Logic, Inc.	Delaware, USA
Applimation, Inc.	Delaware, USA
Identity Systems, Inc.	Delaware, USA
Informatica Federal Operations	Delaware, USA
Informatica International, Inc.	Delaware, USA
Itemfield, Inc.	Delaware, USA
Similarity Systems, Inc.	Delaware, USA
Siperian LLC	Delaware, USA
Informatica Software JLT	Dubai
Informatica France S.A.S.	France
AddressDoctor GmbH	Germany
Informatica GmbH	Germany
Informatica Software Limited	Hong Kong
29West Inc.	Illinois, USA
Applimation India Private Limited	India
Informatica Business Solutions Private Ltd.	India
Informatica Ireland Ltd.	Ireland
Tristlam Ltd.	Ireland
ActiveBase Ltd.	Israel
I.D.I. Informatica Data Integration Ltd.	Israel
Informatica Software Italia S.r.l.	Italy
Informatica Japan KK	Japan
Informatica Korea Corporation	Korea
Informatica Software de Mexico S. de R.L. de C.V.	Mexico
Informatica Software Services de Mexico SA de CV.	Mexico
Informatica Nederland B.V.	The Netherlands
Informatica Nederland C.V.	The Netherlands
INFA Software Philippines Corporation	The Philippines
Info Corp Informática Portugal, sociedade unipessoal Lda.	Portugal
Informatica Research and Development Center LLC	Russia
Informatica S.E.A. Pte. Ltd.	Singapore
Informatica Data Integration Iberica	Spain
INFA Sweden AB	Sweden
Informatica Software (Schweiz) AG	Switzerland

Name	Jurisdiction of Incorporation
Informatica Taiwan Co. Ltd.	Taiwan
29West Ltd.	United Kingdom
Identity Systems UK Ltd.	United Kingdom
Informatica Software Limited	United Kingdom
Informatica Development Ltd.	United Kingdom
Siperian UK Ltd.	United Kingdom
WisdomForce Technologies, Inc.	Washington, USA

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